           As filed with the Securities and Exchange Commission on July 21, 2000
                                                Registration No. 333-___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                        SPLASH TECHNOLOGY HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ---------------------

          DELAWARE                                              77-0418472
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
       INCORPORATION)                                     IDENTIFICATION NUMBER)

                               555 DEL REY AVENUE
                           SUNNYVALE, CALIFORNIA 94086
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             ---------------------

                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                             ---------------------

                              KEVIN K. MACGILLIVRAY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        SPLASH TECHNOLOGY HOLDINGS, INC.
                                555 DEL REY AVENUE
                           SUNNYVALE, CALIFORNIA 94086
                                 (408) 328-6300
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ---------------------

                                   COPIES TO:
                                KURT BERNEY, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050

                             ---------------------

                         CALCULATION OF REGISTRATION FEE

=================================================== ===================== ==================== ====================== ==============
                                                                               PROPOSED              PROPOSED
                                                                                MAXIMUM               MAXIMUM
                                                           AMOUNT              OFFERING              AGGREGATE          AMOUNT OF
              TITLE OF SECURITIES TO                       TO BE                 PRICE               OFFERING          REGISTRATION
                  BE REGISTERED                          REGISTERED          PER SHARE (1)             PRICE               FEE
--------------------------------------------------- --------------------- -------------------- ---------------------- --------------
Common Stock,  $0.001 par value................
=================================================== ===================== ==================== ====================== ==============
    - Common Stock (par value $0.001 per share)
            to be issued pursuant to the
            Company's 1996 Employee Stock
            Purchase Plan......................                175,000      $           6.67     $      1,167,250.00    $    308.16
=================================================== ===================== ==================== ====================== ==============
            Total                                              175,000                           $      1,167,250.00    $    308.16
=================================================== ===================== ==================== ====================== ==============

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of the high and low sale prices of the Company's Common Stock as reported by the Nasdaq Stock Market on July 19, 2000, within five (5) business days prior to the date of this registration statement. The price per share for the Employee Stock Purchase Plan was 85% of the Market Price.

================================================================================

PART I:  INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INFORMATION INCORPORATED BY REFERENCE

         There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

         (a) The Registrant's Annual Report on Form 10-K (File No. 000-21171) for the fiscal year ended December 31, 1999, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Registrant's Form 10-Q (File No. 000-21171) for the fiscal quarter ending May 15, 2000, filed pursuant to Section 13(a) of the Exchange Act.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 000-21171) filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.


         All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         THE SPLASH TECHNOLOGY HOLDINGS, INC. DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. SPLASH TECHNOLOGY HOLDINGS, INC.'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS IDENTIFIED IN THE RESPECTIVE DOCUMENTS INCORPORATED BY REFERENCE.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the issuance of shares of Common Stock offered hereby will be passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), Palo Alto, California.

Certain members of WSGR beneficially own an aggregate of approximately 13,000 shares of the Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article 9 of the Company's Restated Certificate of Incorporation and
Article 6.1 of the Bylaws of the Company provide for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by these indemnification provisions include current and former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         EXHIBIT
         NUMBER                                                 DOCUMENT
------------------------   -----------------------------------------------------------------------------------
         4.1               Splash Technology Holdings, Inc. 1996 Employee Stock Purchase Plan, as amended.
         5.1               Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
        23.1               Consent of Independent Auditors.
        23.2               Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
        24.1               Power of Attorney (see page II-5).

ITEM 9.  UNDERTAKINGS

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Sunnyvale, State of California, on July 19, 2000.

                              SPLASH TECHNOLOGY HOLDINGS, INC.

                              By:  /s/ Kevin K. Macgillivray
                                   -------------------------
                              Kevin K. Macgillivray, Director, President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin K. Macgillivray and John Ritchie, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                DATE                                    SIGNATURE                                       TITLE
-------------------------------------     -------------------------------------     -----------------------------------------
           July 19, 2000                  /s/ Kevin K. Macgillivray                  Director, President and Chief Executive
                                          -------------------------------------      Officer (Principal Executive Officer)
                                                 (Kevin K. Macgillivray)

           July 19, 2000                  /s/ John Ritchie                           Chief Financial Officer (Principal
                                          -------------------------------------      Financial and Accounting Officer)
                                                     (John Ritchie)

           July 19, 2000                  /s/ Mark Hill                              Director
                                          -------------------------------------
                                                       (Mark Hill)

           July 19, 2000                  /s/ Gregory M. Avis                        Director
                                          -------------------------------------
                                                    (Gregory M. Avis)

           July 19, 2000                  /s/ Charles W. Berger                      Director
                                          -------------------------------------
                                                   (Charles W. Berger)

           July 19, 2000                  /s/ Peter Y. Chung                         Director
                                          -------------------------------------
                                                    (Peter Y. Chung)

           July 19, 2000                  /s/ Jan Gullett                            Director
                                          -------------------------------------
                                                      (Jan Gullett)

           July 19, 2000               By: /s/ Kevin K. Macgillivray                 Attorney-in-Fact
                                          -------------------------------------
                                                 (Kevin K. Macgillivray)

                                INDEX TO EXHIBITS


         EXHIBIT
         NUMBER                                                 DESCRIPTION
------------------------   -----------------------------------------------------------------------------------   -------------
         4.1               Splash Technology Holdings, Inc. 1996 Employee Stock Purchase Plan, as amended.
         5.1               Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
        23.1               Consent of Independent Auditors.
        23.2               Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
        24.1               Power of Attorney (see page II-5).




                                      -1-